                                                                 Exhibit 99.p(2)

                         LINCOLN EQUITY MANAGEMENT, LLC


                                 CODE OF ETHICS


                                FEBRUARY 1, 2003

                                TABLE OF CONTENTS

                                                                                                      PAGE
Contacts                                                                                              iii

I.       Generally                                                                                      1

II.      Personal Trading                                                                               2

         A.    Examples of Beneficial Interest                                                          2

         B.    Prohibition of Trading Benchmark Issues                                                  3

         C.    Prior Permission (Pre-clearance)                                                         3

         D.    Blackout Period                                                                          4

         E.    Purchases of Private Securities                                                          4

         F.    Initial Public Offerings                                                                 4

         G.    60 Day Rule (Short -Term Trading)                                                        5

III.     Reporting and Certification Requirements                                                       5

         A.    Initially Upon Employment                                                                5

         B.    Quarterly                                                                                5

         C.    Annually                                                                                 5

         D.    Maintenance of Reports                                                                   5

         E.    Review of Reports                                                                        6

IV.      Conduct                                                                                        6

         A.    Prohibition Against Misrepresentation of Services                                        6

         B.    Directorships                                                                            7

         C.    Restrictions on Receiving Gifts                                                          7

         D.    Compensation                                                                             7

         E.    Disclosure of Conflicts                                                                  7

         F.    Relationships With Others                                                                8

         G.    Professional Misconduct                                                                  8

V.       Prohibition Against Use of Material Non-Public Information                                     8

         A.    What is Inside Information?                                                              8

         B.    What Should I Do If I Have Material Non-Public Information?                              9

         C.    What are the Responsibilities of Supervisors With Respect to Material Non-Public
               Information?                                                                            10

VI.      Consequences for Failure to Comply with the Code of Ethics                                    10

Appendix

         Form A - Trade Request Form
         Form B - Quarterly Personal Trading Transactions Form
         Form C - Annual Disclosures Form

                         LINCOLN EQUITY MANAGEMENT, LLC


         COMPLIANCE CONTACTS

         Compliance Committee:                 Grace Garby (Compliance Director)
                                               Katarina Rakociova
                                               John Cole
                                               Dave Fowler
                                               Jonas Krumplys


         Compliance Department:                Katarina Rakociova
                                               Grace Garby
                                               Wilma Salgado



         PERSONAL TRADING CONTACTS

         Personal Trading Administration:      Grace Garby
                                               Wilma Salgado


         Authorized Signees:                   John Cole
                                               Dave Fowler
                                               Jonas Krumplys

                         LINCOLN EQUITY MANAGEMENT, LLC

                                 CODE OF ETHICS

     This Code has been adopted by Lincoln Equity Management, LLC ("Lincoln") to comply with regulatory requirements and each employee is required to comply with the Code.

     Any questions about the Code or the applicability of the Code to a personal securities transaction should be directed to the Compliance Manager. If the Compliance Manager is not available, questions should be directed to the Compliance Director.

I.   GENERALLY

     Employees of Lincoln should conduct themselves with integrity and dignity and act in an ethical manner in dealings with clients, business partners, fellow employees and the public.

     An employee shall act in a manner consistent with the obligation to deal fairly with all clients when:

     1)  disseminating investment recommendations;

     2)  disseminating material changes from prior investment advice; and

     3)  taking investment action.

     An employee shall not knowingly participate in any act that violates any applicable law, rule, or regulation of any Government, Government agency, or regulatory organization governing professional, financial, or business activity, nor any act which would violate any provision of this Code of Ethics.

     In particular, the federal securities laws make it unlawful for Lincoln (and any employee of Lincoln), to directly or indirectly:

     1) Employ any device, scheme, or artifice to defraud any client or prospective client;

     2) To make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

     3) To engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client; or

     4) To engage in any act, practice, or course of business which is fraudulent, deceptive, manipulative.

II.  PERSONAL TRADING

     An employee shall give client transactions priority over personal transactions, and ensure that any personal transactions do not adversely affect client interests.

     Lincoln Equity Management has rules and procedures governing the purchase and sale of securities in which employees have beneficial interest or for accounts over which the employee exercises discretion or control.

A.   EXAMPLES OF BENEFICIAL INTEREST - (Pre-clearance required)

     1) securities an employee owns or has pledged to another (including securities that the employee has the right to acquire, for example, through the exercise of a derivative security, even if the right is not presently exercisable);

     2) securities an employee holds in a joint account with a spouse or immediate family member;

     3) securities held by a personal holding company controlled by the employee alone or jointly with others;

     4) securities held by any partnership in which an employee is a general partner or by a trust of which an employee is a beneficiary (except for a remainder interest that does not participate in investment decisions regarding trust assets);

     5) securities held by an employee as trustee or co-trustee of a trust of which either the employee or an immediate family member of the employee (I.E. spouse, children or descendents, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has (using these rules) a beneficial interest;

     6) securities held by a trust of which the employee is the settlor (i.e. the creator), if the employee has the power to revoke the trust without obtaining the consent of all of the beneficiaries and have or participate in investment control; and

     7) securities held by a spouse, unless legally separated, or minor children or a person living in the employee's household;

     These examples are not exclusive. There are other circumstances in which an employee may be deemed to have a beneficial interest. Any questions should be directed to the Compliance Manager or Compliance Director.

     An employee WILL NOT be deemed to have a beneficial interest in securities if they are held by a limited partnership in which the employee does not have or share investment control over the partnership's portfolio.

B.   PROHIBITION OF TRADING BENCHMARK ISSUES

     Lincoln employees may not buy or sell securities, except in limited circumstances, which are used or are designated for possible use for Lincoln client accounts. We call these securities Benchmark issues.

     Effective 12/31/94, an employee of Lincoln is prohibited from buying Benchmark issues. The names of Benchmark issues are listed on Lincoln's intranet (Policy & Procedure, Benchmarks) and updated semi-annually.

     Equity - Lincoln Equity Benchmarks and current holdings (LEM & LP)

     Any Benchmark issues already owned by Lincoln employees prior to the above date or acquired prior to employment by Lincoln are "grandfathered," and do not have to be sold. Nor is sale required for an issue bought after 12/31/94 which subsequently is designated a Benchmark issue. Lincoln employees may sell such securities only in accordance with the transaction rules set forth below.

C.   PRIOR PERMISSION - (Pre-clearance)

     Prior to the purchase or sale of any non-Benchmark issue, and sale of any Benchmark issue, an employee must submit a request in writing to Personal Trading Administration using a trade authorization form (see attached Form A). The employee cannot execute the trade until the form is signed and returned. An Authorized Signee will sign the form only after ensuring that the employee transaction does not conflict with any current client transaction, pending order or consideration to buy or sell the issue for client accounts. Once the employee receives authorization, he/she has three days in which to execute the trade. If the trade is not executed within this three-day period, the employee must submit another request. The employee is also bound by the blackout period and 60-day rule described below. The final outcome of the trade request, i.e. whether or not the trade was actually executed, must be supplied on the Trade Request Form and returned to Personal Trading Administration.

     The trades of any one of the Authorized Signees must be cleared by one of the other Authorized Signees. A log of all approvals and denials is kept by Personal Trading Administration. The Code of Ethics is not intended to restrict personal investment activities of employees beyond that necessary to accomplish its purposes. Therefore, the pre-clearance procedure WILL NOT apply to:

     1) purchases or sales of open-end mutual funds (but will apply to closed-end funds);

     2) bank certificates of deposit, commercial paper, banker's acceptances, and high quality short-term debt (with a stated maturity of 12 months or less, including repurchase agreements);

     3)  U.S. government securities and municipal securities;

     4)  purchases which are part of an automatic dividend reinvestment plan;

     5) purchases or sales for an account over which you have no direct or indirect influence or control; and/or

     6) purchases or sales of stock index options, financial futures or index participations (however, options on individual securities must receive pre-clearance).

D.   BLACKOUT PERIOD

     If Lincoln and/or Lincoln Partners decide within the three-day blackout period to trade a security, that was purchased/sold by an employee, for fundamental reasons, Lincoln will determine if the employee must disgorge any profits to a charitable organization. If Lincoln and/or Lincoln Partners trades in the security within the three-day period for cash flow reasons, because of unforeseen capital contributions or withdrawals, the employee does not have to forgo any profits.

E.   PURCHASES OF PRIVATE SECURITIES

     Employees must receive approval from an Authorized Signee prior to the purchase of a private issue ("private placement"). In the case of a private placement originated by a broker-dealer with whom Lincoln may execute trades for its clients, approval must be received from two (2) Authorized Signees. (If an Authorized Signee is the purchaser, approval is necessary from two of the remaining Authorized Signees.) These persons will consider potential conflicts of interest with client accounts or opportunities in deciding whether to approve a purchase of a private issue. If an issue which has been purchased by an employee in a private placement (or another security of the same issuer) is ultimately considered by Lincoln as a viable prospect for purchase by clients, the Lincoln employee holding such an issue shall consult with the Compliance Director who shall decide whether it is appropriate or desirable for the employee to disqualify himself from any considerations with respect to the purchase or sale of such issue or such issuer for client accounts.

F.   INITIAL PUBLIC OFFERINGS

     Because of the nature of the business relationship between Lincoln and its securities brokers, employees of Lincoln are prohibited from purchasing shares in an initial public offering.

     Employees are not prohibited from investing in Lincoln Partners or other private funds that invest in shares offered in initial public offerings. (However, employees would be considered restricted persons and be prohibited from sharing in the profits from transactions in such securities.)

G.   60 DAY RULE (SHORT -TERM TRADING)

     Employees are prohibited from profiting in the purchase and sale, or sale and purchase, of the same security within 60 calendar days.

III. REPORTING AND CERTIFICATION REQUIREMENTS

     Every Lincoln employee must make the following reports and certifications:

A.   INITIALLY UPON EMPLOYMENT

     1) Submit a statement of all individual securities detailing the name of each security, number of shares/par owned, principal amount, and the name of the broker, dealer or bank where the security is held;

     2) Arrange for duplicate confirms of all personal trades and year-end statement of holdings to be sent by their broker(s), for all accounts that they maintain to be sent to Lincoln's Compliance Department; and

     3)  Certify that the employee has read and understood the Code of Ethics.

B.   QUARTERLY

     1) Report all personal trades in writing (see attached Form B); due 10 days after the end of the quarter. (Employees do not need to report personal trades in securities that are exempt from the pre-clearance procedures in Section II.C.);

     2) Report corporate action activity (name changes, symbol changes, mergers, splits, etc.); and

     3) Report all gifts of securities received during the quarter; due 10 days after the end of the quarter. (Employees do not need to report personal trades in securities that are exempt from the pre-clearance procedures in Section II.C. above).

C.   ANNUALLY

     1) Report on an Annual Disclosure form (see attached Form C) all holdings of Benchmark and non-Benchmark securities, as well as directorships, due January 30; and

     2) Certify that the employee has read, understood and complied with the Code of Ethics (including the making of any required reports or disclosures).

D.   MAINTENANCE OF REPORTS

     Reports shall be maintained in separate confidential files for each employee. The reports shall remain confidential and be reviewed by compliance personnel listed on page iii. If necessary, the reports shall be provided upon reasonable request to Lincoln management, Lincoln's legal counsel, and regulatory authorities.

     Each report, including any information in lieu of any reports, must be maintained for five years after the end of the fiscal year in which the report was made or the information provided, the first two years in an easily accessible place. A record of all employees, currently or within the past five years, must be maintained in an easily accessible place. This record should include those who are or were responsible for reviewing reports under the Code of Ethics.

E.   REVIEW OF REPORTS

     The Compliance Department will review reports of all personal securities transactions for adherence to the Code and compliance with applicable law and regulation. Any employee determined to be non-compliant, may be prohibited from executing any transactions until the required forms have been submitted and/or documentation is received from his/her broker. If required trade confirms are not received by a broker on a timely basis, the Compliance Department is authorized to obtain other documentation and appropriate documentation shall be inserted in the affected employee's file.

IV.  CONDUCT

A.   PROHIBITION AGAINST MISREPRESENTATION OF SERVICES

     An employee shall not make any statements, orally or in writing, which misrepresent:

     1)  the services that the individual or Lincoln performs for clients;

     2)  the qualifications of such person or Lincoln;

     3) the investment performance that the person or Lincoln has achieved or can reasonably be expected to achieve for the client; and or

     4)  the expected performance of any investment.

     An employee shall not make, orally or in writing, explicitly or implicitly, any assurances about or guarantees of any investment or its return except communication of accurate information as to the terms of the investment instrument and the issuer's obligations under the instrument.

     An employee shall also comply with all requirements as to disclosure of conflicts of interest imposed by law and by rules and regulations of organizations governing the employee's activities, and shall comply with any prohibitions on the employee's activities if a conflict of interest exists.

     If an employee is a director of a public company, Lincoln will not trade in any security of that company.

B.   DIRECTORSHIPS

     Membership on the Board of Directors of a public company will require prior approval by Lincoln's Managers.

C.   RESTRICTIONS ON RECEIVING GIFTS

     Employees shall not receive any gift in merchandise or service of more than nominal value from any person or entity that does business with or on behalf of Lincoln.

D.   COMPENSATION

     1)  Disclosure of Additional Compensation Arrangements

         An employee shall inform Lincoln of compensation or other benefit arrangements in connection with any additional services provided by that employee as an employee of Lincoln.

     2)  Disclosure of Referral Fees

         An employee shall make appropriate disclosure to Lincoln of any consideration paid or other benefit delivered to others for recommending Lincoln's services to a prospective client prior to the payment of such consideration. Where applicable, any referral fee arrangements will be conducted in accordance with Rule 206(4)-3 under the Investment Advisers Act. The payment of a cash referral fee for referrals of advisory clients to Lincoln is regulated by Rule 206(4)-3, and certain procedural requirements must be followed prior to the payment of the cash referral fee.

     3)  Duty to Employer

         An employee shall not participate in outside related business activities for compensation, unless written consent is obtained from Lincoln.

E.   DISCLOSURE OF CONFLICTS

     An employee, when making an initial investment recommendation, shall disclose to the Compliance Manager any potential conflict of interest relating to any beneficial ownership of the securities or other investments involved that might reasonably be expected to impair the employee's ability to render unbiased and objective advice.

     An employee shall disclose all matters that could reasonably be expected to interfere with the employee's duty to Lincoln and/or Lincoln's clients, or with the ability to render unbiased and objective advice.

F.   RELATIONSHIPS WITH OTHERS

     1)  Preservation of Confidentiality

         An employee shall preserve the confidentiality of information communicated by the client concerning matters within the scope of the confidential relationship, unless the employee receives information concerning illegal activities on the part of the client.

     2)  Fiduciary Duties

         An employee, in relationships with clients, shall use particular care in determining applicable fiduciary duty, and shall comply with such duty as to those persons and interests to whom it is owed.

G.   PROFESSIONAL MISCONDUCT

     An employee shall not:

     1) commit a criminal act that upon conviction materially reflects adversely on the employee's fitness as an employee of Lincoln;

     2) engage in conduct involving dishonesty, fraud, deceit or misrepresentation;

     3)  use, sell, dispense, or possess any illegal drugs or narcotics; nor

     4)  report to work under the influence of alcohol.

V.   PROHIBITION AGAINST USE OF MATERIAL NON-PUBLIC INFORMATION

     It is a violation of United States Federal securities law and a serious breach of Lincoln's Code of Ethics for an employee to trade in, or recommend trading in, the securities of a company, either for personal gain or on behalf of the firm's clients, on the basis (i.e. while aware of) of material, nonpublic information ("inside information") learned either in the course of performing duties, or through personal contacts. Such violations could subject an employee and Lincoln to significant civil as well as criminal liability, including the imposition of monetary penalties. It could also result in irreparable harm to the reputation of Lincoln. Tippees (i.e., persons who receive material, nonpublic information) also may be held liable if they pass along such information to others.

A.   WHAT IS INSIDE INFORMATION?

     Inside information is generally understood as material information about an issuer of publicly-traded securities that has not been made known to either the professional investment community or to the public at large. Inside information is MATERIAL if it would be likely to have a substantial effect on the price of the issuer's securities or if a reasonable investor would be likely to consider it important in making his/her investment decision. Such information usually originates from the issuer itself and could include, among other things, knowledge of a company's earnings or dividends, a significant change in the value of assets, changes in key personnel or plans for a merger or acquisition.

     For example, a Lincoln portfolio manager, analyst or trader may receive information about an issuer's earnings or a new product in a private communication with the issuer. Such information is usually considered INSIDE INFORMATION because it has not been effectively disseminated to the public at large. As a general rule, any information received from an issuer that has not been made public in a press release, a public filing or forum should be considered inside information.

     In addition, Rule 14e-3 under the Securities Exchange Act of 1934 (the "Exchange Act") makes it unlawful to buy or sell securities on the basis of material information relating to a tender offer, if the person buying or selling the securities knows or has reason to know that the information is nonpublic and has been acquired, directly or indirectly, from the person making or planning to make the tender offer, from the target company, or from any officer, director, partner or employee or other person acting on behalf of either the bidder or the target company. This rule prohibits not only trading, but also the communication of material, nonpublic information relating to a tender offer to another person in circumstances under which it is reasonably foreseeable that the communication could result in a trade by someone in possession of the material, nonpublic information.

     Insider trading violations do not result when a perceptive investor reaches a conclusion about a corporate action or event through an analysis of nonmaterial, nonpublic information and public information (such as major cost cutting initiatives, new products, etc.). This is known as the mosaic theory. The data used in creating the mosaic may be gathered from all of the sources at the investor's disposal, including the company itself and sources outside of the company, such as suppliers, customers, and competitors. The investor may use conclusions reached under the mosaic theory as the basis for investment recommendations without the need for the company to release the information through broad, public means. Additionally, mere possession of material nonpublic information is not a violation.

B.   WHAT SHOULD I DO IF I HAVE MATERIAL NON-PUBLIC INFORMATION?

     Engaging in communication of material inside information could result in violation of the Federal securities laws. Individuals who commit such acts could be subject to severe penalties under the securities laws and termination from Lincoln.

     1) Whenever an employee believes that he/she may have come into possession of material, nonpublic information about a public company, he/she personally must notify the Compliance Director and may not communicate such information to anyone else. Additionally, Lincoln is obliged to contact the company and urge that the information be made public.

     2) Whenever an employee has material, nonpublic information relating to any security, an employee may not buy or sell that security, or any derivative of that security, personally or for family members, any client account under Lincoln Equity or any other person. In addition, an employee may not recommend to others that they should buy or sell that security or any derivative thereof.

C. WHAT ARE THE RESPONSIBILITIES OF SUPERVISORS WITH RESPECT TO MATERIAL NON-PUBLIC INFORMATION?

     A person with supervisory responsibility shall exercise reasonable oversight of their employees to prevent violation of applicable statutes, regulations and provisions of this Code of Ethics.

VI.  CONSEQUENCES FOR FAILURE TO COMPLY WITH THE CODE OF ETHICS

     Compliance with this Code of Ethics is a condition of employment at Lincoln. Taking into consideration all relevant circumstances, the Compliance Director, in consultation with the Managers of Lincoln Equity Management, LLC, will determine what action is appropriate for any breach of the provisions of the Code.

                                 SAMPLE - FORM A

                         LINCOLN EQUITY MANAGEMENT, LLC
                               TRADE REQUEST FORM

I would like to purchase/sell the following securities:


Have you purchased or sold any of the above securities within the
past 60 days?                                                Yes       No

Signature:                                      Date of request:
            ----------------------------                        ----------------

Printed Name:
               -------------------------

================================================================================

LP                         Date
       -------------             ---------------------------
LEM/EQ
       -------------             ---------------------------


APPROVED BY:

Authorized Signee:                                         Date:
                   -----------------------------------          ----------------

                                                           Date:
                   -----------------------------------          ----------------
                   (2nd signature required for Private
                             Placement only)

Personal Trading Administration:                           Date:
                                ----------------------          ----------------

If the security is a private placement, reason for approval:


================================================================================

Was trade executed?          / /  YES   / /  NO

If YES, date of execution:
                           --------------------------

AFTER COMPLETING THIS SECTION, RETURN FORM TO GRACE GARBY

                               SAMPLE - FORM B(1)

                         LINCOLN EQUITY MANAGEMENT, LLC

                     QUARTERLY PERSONAL TRADING TRANSACTIONS


Name:                                                        Date:
       ---------------------------------------------               -------------

FOR QUARTER ENDING

If no activity of ANY type, please indicate here: / / Check Box


TRADING ACTIVITY

                     BUY OR              DATE OF                 FEES &   TOTAL
NAME OF SECURITY      SELL      SHARES TRANSACTION BROKER PRICE CHARGES   COST
----------------      ----      ------ ----------- ------ ----- -------   -----


CORPORATE ACTIONS (NAME CHANGES/SYMBOL CHANGES/MERGERS/SPLITS, ETC.)


GIFTS


----------
(1) THIS REPORT IS TO BE COMPLETED WITHIN 10 DAYS AFTER THE END OF THE CALENDAR QUARTER AND SUBMITTED TO THE COMPLIANCE DEPARTMENT. IT SHOULD INCLUDE THE EMPLOYEE'S INDIVIDUAL SECURITIES TRANSACTIONS AS WELL AS TRANSACTIONS IN WHICH THE EMPLOYEE HAS A "BENEFICIAL INTEREST" (AS DEFINED IN THE CODE OF ETHICS). PLEASE NOTE THAT YOU DO NOT NEED TO REPORT THE FOLLOWING: (i) TRANSACTIONS FOR ACCOUNTS OVER WHICH YOU HAVE NO INFLUENCE OR CONTROL, (ii) U.S. GOVERNMENT SECURITIES, (iii) BANK CERTIFICATES OF DEPOSIT OR COMMERCIAL PAPER, (iv) BANKERS' ACCEPTANCES, (v) HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS (E.G. REPOS), (vi) SHARES OF OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS).

                                 SAMPLE - FORM C

                         LINCOLN EQUITY MANAGEMENT, LLC

                               ANNUAL DISCLOSURES(2)

Printed Name:
               -----

Signature:
               -----

Date:
               -----

                            NON-BENCHMARK SECURITIES

As of 12/31/02: I do / / I do not / / (check one) hold any non-benchmark securities.

If you checked "I do" hold securities, list them below.

NAME OF SECURITY                                                  NO. OF SHARES


                              BENCHMARK SECURITIES


As of 12/31/02: I do / / I do not / / (check one) hold any Benchmark securities.

If you checked "I do" hold securities, list them below.

NAME OF SECURITY                                                  NO. OF SHARES



                              COMPANY DIRECTORSHIP

If you are the Director of a public company, please list name(s) below.

----------
(2) THIS REPORT IS TO BE COMPLETED BY JANUARY 30 AND SUBMITTED TO THE COMPLIANCE DEPARTMENT.

                         LINCOLN EQUITY MANAGEMENT, LLC

                                 CODE OF ETHICS


Every Lincoln employee must review the Code of Ethics on an annual basis.

The purpose of this review is to underscore the importance of the standard of professional conduct required by Lincoln. Please read the Code of Ethics carefully and do not hesitate to seek any clarification you may need from Dave Fowler.

After you have reviewed the Code of Ethics in its entirety and understand and accept the responsibility outlined in the Code, please sign and return this acknowledgement form to Katarina Rakociova.

********************************************************************************


I have read the complete Code of Ethics, have abided by it during the past year and will continue to abide by it.


Employee's Signature                                      Date
                     ------------------                        -----------------

Printed Name
             --------------------------